UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017

TESSCO Technologies Incorporated

(Exact name of the Company as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2017, the Compensation Committee of the Board of Directors of TESSCO Technologies Incorporated (the "Corporation") approved awards under the Third Amended and Restated 1994 Stock and Incentive Plan (the "Plan") of an aggregate of 48,000 restricted stock units, or RSUs, to the five Senior Vice Presidents of the Corporation (Messrs. Kriete, Oldham, Spitulnik and Rein, and Ms. Robinson), and to Mr. Wright, who serves as President and Chief Executive Officer.  The number of RSUs granted to each Senior Vice President ranges from 4,000 to 7,000, and 19,000 RSUs were granted to Mr. Wright. Two other senior executives received awards for an aggregate of 8,000 RSUs.

Each RSU affords the recipient with the right to receive, subject to a number of conditions, a single share of common stock, par value $0.01 per share, of the Corporation ("Common Stock") pursuant to the Plan and the applicable Restricted Stock Unit Agreement.  The number of shares "earned" by a recipient from time to time is determined by multiplying the number of RSUs covered by the award by a fraction, the numerator of which is the cumulative amount of dividends (regular, ordinary and special) declared and paid on the Common Stock, if any, over an earnings period of up to four years, and the denominator of which is $3.20.   Any shares "earned" are issued and distributed to the recipient upon the fourth anniversary of the award date, provided that the recipient then remains employed by the Corporation, or upon the earlier termination of the employment of the recipient by the Corporation without "Cause", or by the recipient with "Good Reason", or upon the death or "Disability" of the recipient. In the event of a change in control prior to the expiration of the four year period, and provided the recipient then remains employed by the Corporation within the context of the applicable Restricted Stock Unit Agreement, earned shares are issued and distributed to the recipient, together with a number of additional shares determined by projecting the rate at which dividends are then being declared and paid on the Common Stock (if any) over the remainder of the four year term, and assuming payment of those additional dividends immediately prior to the change in control.  In no event may a recipient receive more shares than the number of RSUs awarded. Upon termination of the employment of a recipient for Cause or voluntarily by the recipient (other than in the case of Disability), all earned shares are forfeited.

The RSUs are evidenced by a Restricted Stock Unit Agreement in the form attached to this Current Report on Form 8-K as Exhibit 10.1.  The discussion in the immediately preceding paragraph reflects a summary of the terms of the Restricted Stock Unit Agreement and is in all respects qualified by the actual terms thereof.

ITEM 9.01. Financial Statements and Exhibits.

(a)Financial Statements of Businesses Acquired.

None.

(b)Pro Forma Financial Information.

None.

(c)Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement under the TESSCO Technologies Incorporated Third Amended and Restated 1994 Stock and Incentive Plan

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based.  Numerous important factors, including those factors identified in the TESSCO Technologies Incorporated Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik

Chief Financial Officer and Senior Vice President

Dated August 10, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement under the TESSCO Technologies Incorporated Third Amended and Restated 1994 Stock and Incentive Plan